UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 14, 2006 (September 12, 2006)
(Date of Report (date of earliest event reported))

MortgageIT Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	1-32213 (Commission File No.)	20-0947002 (I.R.S. Employer Identification Number)

33 Maiden Lane New York, NY (Address of principal executive office)		10038 (Zip Code)

(212) 651-7700

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 14, 2006, MortgageIT Holdings, Inc. (the ‘‘Company’’) issued a press release announcing that (i) its Board of Directors declared a cash dividend of $0.30 per share of common stock for the third quarter of 2006, payable on October 13, 2006 to stockholders of record as of September 29, 2006, and (ii) the pending acquisition of the Company by Deutsche Bank, which the Company announced on July 12, 2006, is now expected to close during the first quarter of 2007 rather than the fourth quarter of 2006, primarily due to the anticipated timing of Deutsche Bank's receipt of all required regulatory approvals. Notwithstanding the change in timing of the expected closing, the Company continues to expect to pay little or no dividend for the fourth quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

* * * *

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of MortgageIT Holdings, Inc., dated September 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORTGAGEIT HOLDINGS, INC.
By:	/s/ Andy Occhino
Andy Occhino Secretary

Date: September 14, 2006

MORTGAGEIT HOLDINGS, INC.
CURRENT REPORT ON FORM 8-K
Report Dated September 14, 2006 (September 12, 2006)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of MortgageIT Holdings, Inc., dated September 14, 2006.